UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2015

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)

405 Park Avenue, 14th Floor

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment and Restatement of Term Loan

On October 15, 2015, American Realty Capital Hospitality Trust, Inc. (the “Company”) and American Realty Capital Hospitality Operating Partnership, L.P. (the “OP”), as guarantors, and certain wholly-owned subsidiaries of the OP (the “Borrowers”), as borrowers, entered into an Amended and Restated Term Loan Agreement (the “Amended and Restated Agreement”) with Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank Securities Inc. and BMO Capital Markets, as joint lead arrangers and joint book-running managers, and Bank of Montreal, as syndication agent.

The Amended and Restated Agreement amended and restated the Term Loan Agreement dated August 21, 2015 (the “Original Agreement”) among the Company, the OP and the Borrowers with Deutsche Bank AG New York Branch, as administrative agent and Deutsche Bank Securities Inc. as sole lead arranger and sole book-running manager.

The Amended and Restated Agreement provides for up to $450 million in financing, the same amount available under the Original Agreement, at an interest rate, which is generally 0.50% higher than it was under the Original Agreement, equal to a base rate plus a spread of between 3.25% and 3.75% for Eurodollar rate loans and between 2.25% and 2.75% for base rate loans, depending on the aggregate debt yield and aggregate loan-to-value of the properties securing the loans measured periodically. Prior to November 1, 2015, all spreads are 0.5% less than they will be during the rest of the term of the Amended and Restated Agreement.

No loans had been made under the Original Agreement prior to its amendment and restatement. On October 15, 2015, the Borrowers drew down $96.9 million under the Amended and Restated Agreement at an initial interest rate of 3.45% per annum to fund part of the closing consideration for the First Summit Closing Hotels (as defined below).

Loans under the Amended and Restated Agreement, like loans under the Original Agreement, are prepayable without penalty at any time after August 21, 2016 and, before that date, subject to the payment of a yield maintenance premium.

Loans under the Amended and Restated Agreement, like loans under the Original Agreement, are funded on a delayed draw basis and secured by the hotels acquired with the advances, but the number of permitted advances was increased from ten to 11 under the Amended and Restated Agreement. Under both the Original Agreement and the Amended and Restated Agreement, these advances may be used: (i) to fund closing consideration required to complete the eight separate closings of hotels to be acquired in the Company’s previously announced pending acquisitions of separate, independent hotel portfolios from affiliates of each of Summit Hotel Properties (NYSE:INN) (“Summit”), Noble Investment Group, LLC (“Noble”) and Wheelock Street Capital, LLC; or (ii) for general working capital purposes. Each advance is subject to customary funding conditions and there can be no assurance that all, or any, of the advances will be funded.

The Amended and Restated Agreement and the Original Agreement both provide for identical limits on the amount of any advance, but the Amended and Restated Agreement, with respect to the first three advances only, also provides that the Borrowers may elect (each such election, an “Excess Proceeds Election”) to borrow in excess of these advance limits so long as the amount of the advance does not exceed 65% of the Borrowers’ cost to acquire the hotels that were acquired with the first three advances taken in the aggregate to the extent they have already occurred or will occur in connection with the Excess Proceeds Election. In addition, if an Excess Proceeds Election is made, until the loans outstanding under the Amended and Restated Agreement are back “in-balance” with the advance limits on an aggregate basis, the applicable interest rate margin is increased by 0.5% and no advance beyond the first three advances may be made.

Under both the Amended and Restated Agreement and the Original Agreement, the OP and the Company guaranteed certain limited recourse obligations of the Borrowers and the first half of property improvement escrow amounts required to be funded, which are currently estimated to be approximately $50 million funded in multiple deposits beginning in the second quarter of 2016 through the first quarter of 2019. As a condition to the Borrowers making an Excess Proceeds Election, the OP and the Company will also be required to enter into a limited principal guarantee in favor of Deutsche Bank AG New York Branch, guaranteeing repayment of principal in the maximum amount of $25.0 million (representing the “last dollars” outstanding with respect to the principal amount of the loans).

Deutsche Bank AG New York Branch and certain of its affiliates have made other mortgage loans to the Company, but there are no other material relationships between the lenders, on the one hand, and the Company, on the other hand.

The description of the Amended and Restated Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Amended and Restated Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Amendment to Noble Agreement

On October 15, 2015, the Company entered into an amendment (the “Amendment”) to agreements dated June 15, 2015 with Noble, pursuant to which the Company expects to purchase the fee simple interests in an aggregate portfolio of 13 hotels for an aggregate cash purchase price of approximately $300.0 million, subject to closing prorations and other adjustments. Prior to the Amendment, the 13 hotels were expected to be purchased in three separate closings, two of which were scheduled to occur in the fourth quarter of 2015 (four hotels in November and six hotels in December), and the third of which was scheduled to occur in the first quarter of 2016 (three hotels). Pursuant to the Amendment, the 13 hotels are now expected to be purchased in four separate closings by splitting the first scheduled closing in half, such that one closing for two hotels is now scheduled in early November 2015 and another closing for two hotels is now scheduled in early December 2015. The scheduling of the other two closings, including certain rights the Company has to postpone them, was not affected by the Amendment.

The following table lists the 13 hotels and the closing schedule, as modified by the Amendment.

Hotel	Location	Number of Rooms

Hotels to be purchased at first closing (scheduled for November 2, 2015):

Hilton Garden Inn Monterey	Monterey, CA	204
Hyatt Place Chicago/Schaumburg	Schaumburg, IL	127

Hotels to be purchased at second closing (scheduled for December 2, 2015):

Courtyard Columbus Downtown	Columbus, OH	150
Hyatt House Cobb Galleria	Atlanta, GA	149

Hotels to be purchased at third closing (scheduled for December 31, 2015):

Hilton Birmingham Perimeter Park	Birmingham, AL	205
Hyatt Place Princeton	Princeton, NJ	122
Hyatt Place Atlanta Perimeter Center	Atlanta, GA	150
Hyatt Place Fort Worth/Cityview	Fort Worth, TX	127
Hyatt Place Fort Worth/Hurst	Fort Worth, TX	127
Hyatt Place Minneapolis/Eden Prairie	Eden Prairie, MN	126

Hotels to be purchased at fourth closing (scheduled for March 31, 2016):

Hilton Garden Inn Boston Waltham	Waltham, MA	148
Hyatt House Boston Waltham	Waltham, MA	135
Hyatt Place Fair Lawn/Paramus	Fair Lawn, NJ	143

The description of the Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Amendment, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q or an earlier filing with the Securities and Exchange Commission.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 15, 2015, the Company completed the acquisition of 10 hotels (the “First Summit Closing Hotels”) from Summit for an aggregate purchase price of $150.1 million, which was funded with $7.6 million previously paid as an earnest money deposit, $45.6 million from the Company’s ongoing initial public offering and $96.9 million from an advance under the Amended and Restated Agreement. The First Summit Closing Hotels were purchased pursuant to agreements among wholly-owned subsidiaries of the OP and Summit, which were first entered into June 2, 2015. These agreements, as amended, provide for the purchase and sale of fee simple interests in the First Summit Closing Hotels and 16 other hotels (collectively, the “Summit Portfolio”) in three separate closings for an aggregate cash purchase price of approximately $347.4 million, subject to closing prorations and other adjustments. The remaining hotels in the Summit Portfolio are expected to be acquired pursuant to these agreements at two separate closings; both closings are scheduled to occur by the end of the first quarter of 2016, and are expected to be funded in a similar manner to the first closing. The Company has certain rights to postpone the remaining Summit closings.

The following table lists information about the First Summit Closing Hotels.

Hotel	Location	Number of Rooms

Hampton Inn	Medford, OR	75
DoubleTree	Baton Rouge, LA	127
Fairfield Inn & Suites	Baton Rouge, LA	78
Springhill Suites	Baton Rouge, LA	78
TownePlace Suites	Baton Rouge, LA	90
Hampton Inn & Suites	El Paso, TX	139
Hampton Inn	Ft. Wayne, IN	118
Residence Inn	Ft. Wayne, IN	109
Courtyard by Marriott	Flagstaff, AZ	164
Springhill Suites	Flagstaff, AZ	112

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K under the caption “Amendment and Restatement of Term Loan” is incorporated herein by reference.

Item 8.01. Other Events.

On October 20, 2015, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required with respect to the Summit Portfolio will be filed no later than 71 days after the date this Current Report on Form 8-K.

(b) Pro forma financial information.

The pro forma information required with respect to the Summit Portfolio will be filed no later than 71 days after the date this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Term Loan Agreement dated as of October 15, 2015, by and among American Realty Capital Hospitality Trust, Inc. and American Realty Capital Hospitality Operating Partnership, L.P., as guarantors, and certain wholly-owned subsidiaries of American Realty Capital Hospitality Operating Partnership, L.P., as borrowers, Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank Securities Inc. and BMO Capital Markets, as joint lead arrangers and joint book-running managers and Bank of Montreal, as syndication agent

99.1	Press Release dated October 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: October 20, 2015	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President